Plexus Announces Fiscal Fourth Quarter and Fiscal Year 2026 Financial Results
NEENAH, WI – October 28, 2026 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal fourth quarter and fiscal year ended October 3, 2026, and guidance for our fiscal first quarter ending January 2, 2027.
•Reports fiscal fourth quarter revenue of $1.427 billion, GAAP operating margin of 6.0% and GAAP diluted EPS of $2.51.
•Reports fiscal 2026 revenue of $4.965 billion, GAAP operating margin of 5.3% and GAAP diluted EPS of $7.41.
•Reports fiscal fourth quarter non-GAAP operating margin of 6.7% and non-GAAP diluted EPS of $2.84, excluding $0.33 of stock-based compensation expense.
•Reports fiscal 2026 non-GAAP operating margin of 6.2% and non-GAAP diluted EPS of $8.97, excluding $1.56 of stock-based compensation expense.
•Initiates fiscal first quarter 2027 revenue guidance of $1.410 billion to $1.460 billion with GAAP diluted EPS of $2.16 to $2.32, including $0.30 of stock-based compensation expense. Fiscal first quarter non-GAAP diluted EPS guidance of $2.46 to $2.62 excludes stock-based compensation expense.

	Three Months Ended
	Oct 3, 2026	Oct 3, 2026	Jan 2, 2027
	Q4F26 Results	Q4F26 Guidance	Q1F27 Guidance
Summary GAAP Items
Revenue (in billions)	$1.427	$1.330 to $1.380	$1.410 to $1.460
Operating margin	6.0%	5.5% to 5.9%	5.5% to 5.9%
Diluted EPS	$2.51	$2.18 to $2.34	$2.16 to $2.32

Summary Non-GAAP Items (1)
Adjusted operating margin (2)	6.7%	6.1% to 6.5%	6.0% to 6.4%
Adjusted EPS (3)	$2.84	$2.47 to $2.63	$2.46 to $2.62
Return on invested capital (ROIC)	15.8%
Economic return	6.8%

(1)	Refer to Non-GAAP Supplemental Information tables for additional information regarding non-GAAP financial measures.
(2)	Excludes stock-based compensation expense of approximately 70 bps for Q4F26 results, 60 bps for Q4F26 guidance and 50 bps for Q1F27 guidance.
(3)	Excludes stock-based compensation expense, net of tax, of $0.33 for Q4F26 results, $0.29 for Q4F26 guidance and $0.30 for Q1F27 guidance.
Fiscal Fourth Quarter 2026 Information
•Won 36 manufacturing programs representing $290 million in annualized revenue when fully ramped into production.
•Generated free cash flow of $6.4 million.
•Purchased $21.4 million of our shares at an average price of $254.32 per share, completing the 2026 Share Repurchase Program. The 2027 Share Repurchase Program was approved by Plexus' Board of Directors in August 2026 for an additional $100 million. The entirety of the 2027 Share Repurchase Program is available to begin fiscal 2027.

Fiscal Year 2026 Information
•Produced ROIC of 15.8%, representing an economic return of 680 basis points above our weighted average cost of capital of 9.0%.
•Delivered cash cycle of 62 days.
•Purchased $85.0 million of our shares at an average price of $199.68 per share.

Todd Kelsey, President and Chief Executive Officer, “Plexus delivered an outstanding fiscal 2026 that exceeded expectations, achieving record revenue of $5 billion, representing 23% year-over-year growth, and non-GAAP operating margin of 6.2%. In addition, ROIC surpassed our 15% enduring goal, supported by exceptional working capital performance. Finally, fiscal fourth quarter revenue of $1.43 billion, non-GAAP operating margin of 6.7% and non-GAAP EPS of $2.84 all exceeded guidance ranges as our team effectively captured stronger end-market demand and continued to support new program ramps.”

Mr. Kelsey added, “In support of sustaining our diversified and accelerating growth momentum, our go-to-market team generated robust quarterly manufacturing wins of $290 million in annualized revenue. Each market sector delivered strong performance and secured exciting new customer programs and relationships. Lastly, our funnel of qualified opportunities expanded significantly by $1.2 billion year over year, or 33%, to reach another record of $4.9 billion.”

Mr. Kelsey continued, “Our culture is foundational to our success and embodied by our team as they live our vision to help create the products that build a better world. In fiscal 2026, our global team contributed approximately 35,000 paid volunteer time off hours to our local communities and the Plexus Community Foundation donated $1.5 million to non-profits globally. In addition, we reduced our absolute Scope 1 and 2 emissions by more than 50% across our global manufacturing sites versus our fiscal 2023 baseline. Finally, I am immensely proud of the numerous customer honors earned by our team in fiscal 2026 recognizing supplier and manufacturing excellence.”

David Abuhl, Senior Vice President and Chief Financial Officer, commented, “Plexus leveraged significant revenue growth, and the dividends from our ongoing operational efficiency investments and continuous improvement culture, to drive fiscal 2026 non-GAAP operating margin of 6.2%. Having consistently exceeded our previous 6% goal, we are introducing a new non-GAAP operating margin goal of 6.5% to 7.0%. This new goal is supported by strong operational momentum, continued anticipated revenue leverage and a balanced ongoing approach toward investments in growth, people and technology.”

Mr. Abuhl continued, “Amidst further revenue growth acceleration, working capital discipline was outstanding, with a fiscal fourth quarter cash cycle of 62 days. While we anticipate a typical seasonal increase in cash cycle days for our fiscal first quarter, we remain focused on delivering cash cycle days in the low to mid 60s for fiscal 2027. Furthermore, we continue to expect to generate at least $100 million in fiscal 2027 free cash flow, driven by our robust profitability, strong working capital efficiency and disciplined capital investment.”

Mr. Kelsey concluded, “We are guiding fiscal first quarter revenue of $1.410 to $1.460 billion, up 1% sequentially and 34% year over year at the midpoint, with non-GAAP operating margin of 6.0% to 6.4% and non-GAAP EPS of $2.46 to $2.63. For fiscal 2027, we anticipate continued expansion in revenue and profitability, driven by market sector strength, program ramps and share gains while sustaining our investments in people, operational efficiency and technology. We now expect mid- to upper-teens revenue growth with increasing operating margin and sustained working capital efficiency. Finally, through our aligned focus on innovation and our continuous improvement culture, Plexus is creating customer success, scaling the company for the future and developing substantial long-term efficiencies that we expect to generate robust financial returns and shareholder value.”

Quarterly & Annual Comparison	Three Months Ended			Twelve Months Ended
(in thousands, except EPS)	Oct 3, 2026	Jul 4, 2026	Sep 27, 2025	Oct 3, 2026	Sep 27, 2025
Revenue	$1,426,570	$1,304,778	$1,058,366	$4,964,957	$4,032,966
Gross profit	145,976	131,379	104,783	502,669	406,514
Operating income	86,276	61,260	53,112	263,837	202,371
Net income	68,506	42,993	51,429	202,490	172,885
Diluted EPS	$2.51	$1.58	$1.87	$7.41	$6.26

Gross margin	10.2%	10.1%	9.9%	10.1%	10.1%
Operating margin	6.0%	4.7%	5.0%	5.3%	5.0%

ROIC (1)	15.8%	14.9%	14.6%	15.8%	14.6%
Economic return (1)	6.8%	5.9%	5.7%	6.8%	5.7%

(1) Refer to Non-GAAP Supplemental Information tables for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 56% of revenue during the fourth quarter of fiscal 2026. This is up 1 percentage point from the third quarter of fiscal 2026 and up 7 percentage points from the fourth quarter of fiscal 2025. For fiscal 2026, top 10 customers comprised 54% of revenue, up 5 percentage points from fiscal 2025.

Business Segments ($ in millions)	Three Months Ended			Twelve Months Ended
	Oct 3, 2026	Jul 4, 2026	Sep 27, 2025	Oct 3, 2026	Sep 27, 2025
Americas	$456	$428	$336	$1,626	$1,217
Asia-Pacific	861	774	605	2,898	2,393
Europe, Middle East and Africa	115	109	119	458	440
Elimination of inter-segment sales	(5)	(6)	(2)	(17)	(17)
Total Revenue	$1,427	$1,305	$1,058	$4,965	$4,033

Market Sectors ($ in millions)	Three Months Ended						Twelve Months Ended
	Oct 3, 2026		Jul 4, 2026		Sep 27, 2025		Oct 3, 2026		Sep 27, 2025
Aerospace/Defense	$224	16%	$233	18%	$173	16%	$847	17%	$689	17%
Healthcare/Life Sciences	512	36%	483	37%	424	40%	1,933	39%	1,629	40%
Industrial	691	48%	589	45%	461	44%	2,185	44%	1,715	43%
Total Revenue	$1,427		$1,305		$1,058		$4,965		$4,033

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow, because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For additional information on non-GAAP measures, please refer to the attached Non-GAAP Supplemental Information tables.

ROIC and Economic Return
ROIC for fiscal year 2026 was 15.8%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a five-quarter period for the fiscal year. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2026 was 9.0%. ROIC for fiscal year 2026 less Plexus’ weighted average cost of capital resulted in an economic return of 6.8%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended October 3, 2026, cash flows provided by operations was $29.2 million, less capital expenditures of $22.8 million, resulting in free cash flow of $6.4 million. For the fiscal year ended October 3, 2026, cash flows provided by operations was $68.2 million, less capital expenditures of $97.1 million, which resulted in a usage of free cash flow of $28.9 million.

Cash Cycle Days	Three Months Ended
	Oct 3, 2026	Jul 4, 2026	Sep 27, 2025
Days in Accounts Receivable	60	56	57
Days in Contract Assets	13	13	13
Days in Inventory	119	116	118
Days in Accounts Payable	(81)	(76)	(70)
Days in Advanced Payments	(49)	(47)	(55)
Annualized Cash Cycle (1)	62	62	63

(1)	Plexus calculates cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in advanced payments.

Conference Call and Webcast Information

What:	Plexus Fiscal Q4 and Fiscal Year 2026 Earnings Conference Call and Webcast
When:	Thursday, October 29, 2026 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Webcast link:
https://events.q4inc.com/attendee/892821381

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
At Plexus, we help create the products that build a better world. Driven by a passion for excellence, we partner with our customers to design, manufacture and service highly complex products in demanding regulatory environments. From life-saving medical devices and mission-critical aerospace and defense products to a range of industrial products such as automation systems, robotics, power and energy management and semiconductor capital equipment, our innovative solutions span the lifecycle of a product and converge where advanced technology and human impact intersect. We provide these solutions to market-leading as well as disruptive companies globally in the Aerospace/Defense, Healthcare/Life Sciences, and Industrial market sectors, supported by a global team of approximately 25,000 members across our 29 facilities. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of shortages, delays and price fluctuations in obtaining components as a result of economic cycles, capacity constraints, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate engagement terms, and the lack of a track record of order volume and timing; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customers and deliver product on a timely basis; the risks of concentration of work for certain customers; the effects of start-up costs of new programs and facilities or the costs associated with winding down programs or the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the outcome of litigation and regulatory investigations and proceedings, including the results of any challenges with regard to such outcomes; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; risks related to information technology systems and data security; increasing regulatory and compliance requirements; any tax law changes and related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of the economy regionally or globally; the effect of changes in the pricing and margins of our services; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and regulatory matters in the United States and in the other countries in which we do business; the potential effect of other events outside our control, such as the conflict between Russia and Ukraine, conflict in the Middle East (including in Iran), escalating tensions between China and Taiwan or China and the United States, tensions in or amongst countries in which we operate or transact business; changes in energy prices, terrorism, global health epidemics and weather events; the impact of increased competition; an inability to successfully manage human capital, including succession planning for and transition of senior executives; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2025 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	Oct 3,	Sep 27,	Oct 3,	Sep 27,
	2026	2025	2026	2025
Net sales	$1,426,570	$1,058,366	$4,964,957	$4,032,966
Cost of sales	1,280,594	953,583	4,462,288	3,626,452
Gross profit	145,976	104,783	502,669	406,514
Operating expenses:
Selling and administrative expenses	59,700	51,671	238,832	199,460
Restructuring and other charges, net	—	—	—	4,683
Operating income	86,276	53,112	263,837	202,371
Other income (expense):
Interest expense	(4,946)	(2,413)	(15,345)	(11,605)
Interest income	1,098	883	4,357	3,922
Miscellaneous, net	(1,952)	(1,917)	(7,015)	(6,670)
Income before income taxes	80,476	49,665	245,834	188,018
Income tax expense (benefit)	11,970	(1,764)	43,344	15,133
Net income	$68,506	$51,429	$202,490	$172,885
Earnings per share:
Basic	$2.57	$1.91	$7.58	$6.39
Diluted	$2.51	$1.87	$7.41	$6.26
Weighted average shares outstanding:
Basic	26,634	26,901	26,718	27,038
Diluted	27,242	27,444	27,328	27,616

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	Oct 3,	Sep 27,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$281,176	$306,464
Restricted cash	45	294
Accounts receivable	938,973	656,573
Contract assets	193,753	150,654
Inventories	1,674,611	1,229,839
Prepaid expenses and other	74,049	54,969
Total current assets	3,162,607	2,398,793
Property, plant and equipment, net	559,180	546,052
Operating lease right-of-use assets	66,328	72,863
Deferred income taxes	115,229	91,349
Other assets	30,593	28,053
Total non-current assets	771,330	738,317
Total assets	$3,933,937	$3,137,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$179,515	$45,793
Accounts payable	1,132,392	726,597
Advanced payments from customers	690,608	575,850
Accrued salaries and wages	125,020	109,076
Other accrued liabilities	82,923	61,367
Total current liabilities	2,210,458	1,518,683
Long-term debt and finance lease obligations, net of current portion	81,236	91,987
Long-term operating lease liabilities	23,053	29,422
Deferred income taxes	7,506	6,000
Other liabilities	38,576	36,430
Total non-current liabilities	150,371	163,839
Total liabilities	2,360,829	1,682,522
Shareholders’ equity:
Common stock	549	547
Additional paid-in-capital	719,529	695,653
Common stock held in treasury	(1,340,876)	(1,255,451)
Retained earnings	2,198,518	1,996,028
Accumulated other comprehensive (loss) income	(4,612)	17,811
Total shareholders’ equity	1,573,108	1,454,588
Total liabilities and shareholders’ equity	$3,933,937	$3,137,110

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended
	Oct 3,	Sep 27,
	2026	2025
Cash flows from operating activities
Net income	$202,490	$172,885
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	77,025	77,792
Share-based compensation expense and related charges	46,379	30,268
Deferred income tax benefit	(19,160)	(16,300)
Other, net	495	(6,556)
Changes in operating assets and liabilities, excluding impacts of currency:
Accounts receivable	(285,434)	(30,749)
Contract assets	(43,218)	(29,678)
Inventories	(447,684)	84,862
Other current and non-current assets	(23,048)	13,499
Accrued income taxes payable	5,715	(14,663)
Accounts payable	417,461	98,644
Advanced payments from customers	115,700	(134,533)
Other current and non-current liabilities	21,479	3,760
Cash flows provided by operating activities	68,200	249,231

Cash flows from investing activities
Payments for property, plant and equipment	(97,137)	(95,264)
Other, net	(253)	(347)
Cash flows used in investing activities	(97,390)	(95,611)

Cash flows from financing activities
Borrowings under debt agreements	896,500	477,000
Payments on debt and finance lease obligations	(785,057)	(592,817)
Debt issuance costs	(1,191)	—
Repurchases of common stock, including excise tax	(85,425)	(65,336)
Payments related to tax withholding for share-based compensation	(21,875)	(15,251)
Cash flows provided by (used in) financing activities	2,952	(196,404)
Effect of exchange rate changes on cash and cash equivalents	701	2,080
Net decrease in cash and cash equivalents and restricted cash	(25,537)	(40,704)
Cash and cash equivalents and restricted cash:
Beginning of period	306,758	347,462
End of period	$281,221	$306,758

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	Oct 3,	Jul 4,	Sep 27,	Oct 3,	Sep 27,
	2026	2026	2025	2026	2025
Operating income, as reported	$86,276	$61,260	$53,112	$263,837	$202,371
Operating margin, as reported	6.0%	4.7%	5.0%	5.3%	5.0%

Non-GAAP adjustments:
Restructuring costs (1)	—	—	—	—	4,683
Stock-based compensation (2)	9,565	21,137	7,803	46,389	29,616
Non-GAAP operating income	$95,841	$82,397	$60,915	$310,226	$236,670
Non-GAAP operating margin	6.7%	6.3%	5.8%	6.2%	5.9%

Net income, as reported	$68,506	$42,993	$51,429	$202,490	$172,885

Non-GAAP adjustments:
Restructuring costs, net of tax (1)	—	—	—	—	4,191
Stock-based compensation, net of tax (2)	8,825	20,337	7,414	42,594	28,136
Adjusted net income	$77,331	$63,330	$58,843	$245,084	$205,212

Diluted earnings per share, as reported	$2.51	$1.58	$1.87	$7.41	$6.26

Non-GAAP per share adjustments:
Restructuring costs, net of tax (1)	—	—	—	—	0.15
Stock-based compensation, net of tax (2)	0.33	0.74	0.27	1.56	1.02
Adjusted diluted earnings per share	$2.84	$2.32	$2.14	$8.97	$7.43

(1)	During the twelve months ended September 27, 2025, restructuring costs of $4.7 million, or $4.2 million net of taxes, were incurred primarily for employee severance costs associated with a reduction in the Company’s workforce in the EMEA and AMER regions.
(2)	During the three months ended October 3, 2026, $1.1 million, or $0.8 million net of taxes ($0.03 per diluted share), of accelerated stock-based compensation expense was recorded in selling and administrative expenses in the accompanying Condensed Consolidated Statements of Operations as a result of an executive retirement agreement.

During the three months ended July 4, 2026, $12.9 million, or $12.5 million net of taxes ($0.46 per diluted share), of accelerated stock-based compensation expense was recorded in selling and administrative expenses in the accompanying Condensed Consolidated Statements of Operations as a result of previously announced executive retirement agreements.

During the twelve months ended October 3, 2026, $14.0 million, or $13.4 million net of taxes ($0.49 per diluted share), of accelerated stock-based compensation expense was recorded in selling and administrative expenses in the accompanying Condensed Consolidated Statements of Operations as a result of previously announced executive retirement agreements.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Twelve Months Ended		Nine Months Ended		Twelve Months Ended
	Oct 3,		Jul 4,		Sep 27,
	2026		2026		2025
Operating income, as reported		$263,837		$177,561		$202,371
Restructuring and other charges, net		—		—		4,683
Accelerated stock-based compensation (1)	+	14,015	+	12,940	+	—
Adjusted operating income		$277,852		$190,501		$207,054
			÷	3
				$63,500
			x	4
Adjusted annualized operating income		$277,852		$254,000		$207,054
Adjusted effective tax rate	x	17%	x	16%	x	8%
Tax impact		47,235		40,640		16,564
Adjusted operating income (tax-effected)		$230,617		$213,360		$190,490

Average invested capital	÷	$1,461,798	÷	$1,431,266	÷	$1,303,575
ROIC		15.8%		14.9%		14.6%
Weighted average cost of capital	-	9.0%	-	9.0%	-	8.9%
Economic return		6.8%		5.9%		5.7%

Average Invested Capital Calculations	Oct 3,	Jul 4,	Apr 4,	Jan 3,	Sep 27,
	2026	2026	2026	2026	2025
Equity	$1,573,108	$1,528,752	$1,489,800	$1,481,063	$1,454,588
Plus:
Debt and finance lease obligations - current	179,515	183,814	143,112	66,837	45,793
Operating lease obligations - current (2)	8,189	7,616	7,758	7,943	8,253
Debt and finance lease obligations - long-term	81,236	91,644	91,034	91,139	91,987
Operating lease obligations - long-term	23,053	23,888	25,769	27,327	29,422
Less: Cash and cash equivalents	(281,176)	(314,053)	(303,133)	(248,825)	(306,464)
	$1,583,925	$1,521,661	$1,454,340	$1,425,484	$1,323,579

Average Invested Capital Calculations	Jun 28,	Mar 29,	Dec 28,	Sep 28,
	2025	2025	2024	2024
Equity	$1,419,085	$1,351,675	$1,319,069	$1,324,825
Plus:
Debt and finance lease obligations - current	50,678	121,014	121,977	157,325
Operating lease obligations - current (2)	8,470	9,968	14,875	14,697
Debt and finance lease obligations - long-term	92,215	88,761	88,728	89,993
Operating lease obligations - long-term	31,192	32,720	35,124	32,275
Less: Cash and cash equivalents	(237,567)	(310,531)	(317,161)	(345,109)
	$1,364,073	$1,293,607	$1,262,612	$1,274,006

(1)	During the twelve months ended October 3, 2026, $14.0 million of accelerated stock-based compensation expense was recorded in selling and administrative expense in the accompanying Condensed Consolidated Statements of Operations as a result of previously announced executive retirement agreements.

During the nine months ended July 4, 2026, $12.9 million of accelerated stock-based compensation expense was recorded in selling and administrative expense in the accompanying Condensed Consolidated Statements of Operations as a result of previously announced executive retirement agreements.
(2)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.